EXHIBIT INDEX


Exhibit No.                   Item

 (1)(l)        Form of Amendment No. 11 to Articles of
               Incorporation.

 (5)(k)        Form of Addendum No. 6 to the Investment Advisory
               Agreement between Registrant and Firstar
               Investment Research & Management Company LLC with respect to the Emerging Growth Fund.

 (6)(d)        Form of Addendum No. 3 to the Distribution
               Agreement between Registrant and B.C. Ziegler and
               Company with respect to the Emerging Growth Fund.

 (8)(l) Form of Letter Agreement with respect to the Custodian Agreement with respect to the Emerging
               Growth Fund.

 (9)(ac)       Form of Addendum No. 3 to the Co-Administration
               Agreement among Registrant, B.C. Ziegler and
               Company and Firstar Trust Company dated with respect to the Emerging Growth Fund.

 (9)(ad)       Form of Letter Agreement with respect to the Fund
               Accounting Servicing Agreement with respect to the Emerging Growth Fund.

 (9)(ae) Form of Letter Agreement with respect to Shareholder Servicing Agent Agreement with respect to the Emerging Growth Fund.

(11)(a)        Consent of Drinker Biddle & Reath LLP.

(11)(b)        Consent of Price Waterhouse LLP

(18)(b)        Form of Amended and Restated Plan Pursuant to Rule
               18f-3 for Operation of a Multi-Series System.

<24>           Power of Attorney